                                                                     EXHIBIT 5.1


                          [MILLER & HOLGUIN LETTERHEAD]


February 5, 2001


Ultra Motorcycle Company
3810 Wacker Drive
Mira Loma, CA 91752

        Re:    Ultra Motorcycle Company (the "Company") --
               Registration Statement on Form S-8
               -------------------------------------------

Ladies and Gentlemen:

     Our opinion has been requested in connection with the registration statement on Form S-8 with which this opinion is being filed as an exhibit (the "Registration Statement") relating to the issuance of up to 1,000,000 shares (the "Option Shares") of the Company's common stock, no par value, and 650,000 options (the "Options") pursuant to the Ultra Motorcycle Company 2000 Stock Option Plan (the "Plan").

     We have examined a copy of the Plan and such corporate records and other documents and have made such examination of law as we have deemed relevant.

     Based on and subject to the above, it is our opinion that the Options and Option Shares, when issued pursuant to the terms of the Plan, will be duly authorized, legally issued, fully paid and non-assessable.

     We are members of the Bar of the State of California, and we do not express any opinion herein concerning any law other than the law of the State of California and the federal law of the United States.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



                                Very truly yours,

                                MILLER & HOLGUIN


                                By:  /s/ Miller & Holguin
                                     ------------------------------